Granite Point Mortgage Trust Inc. Reports Third Quarter 2018 Financial Results
and Activity Post Quarter-End

NEW YORK, November 5, 2018 – Granite Point Mortgage Trust Inc. (NYSE: GPMT), a commercial real estate investment trust (REIT) focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments, today announced its financial results for the quarter ended September 30, 2018 and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2018 highlights and activity post quarter-end can be viewed at www.gpmortgagetrust.com.

Third Quarter 2018 Summary

•	GAAP net income of $16.5 million or $0.38 per basic share; Core Earnings(1) of $17.4 million or $0.40 per basic share .

•	Taxable income of $18.4 million or $0.42 per basic share; dividend of $0.42 per common share; and book value of $19.00 per common share.

•
Closed 6 senior floating rate commercial real estate loans with total commitments of $297.9 million having a weighted average stabilized LTV of 59%(2) and a weighted average yield of LIBOR + 4.02%(3); funded $249.5 million of principal balance on loans during the quarter, including $33.6 million on existing loan commitments and $1.6 million on upsizing of 3 existing loans, whose total commitments were increased by $16.5 million.

•	Received prepayments and principal amortization of $27.3 million.

•	Owned a portfolio with a principal balance of $2.8 billion, which was over 98% floating rate and over 96% senior commercial mortgage loans with a weighted average stabilized LTV of 63%.

•	In July 2018, GPMT became a member of the S&P 600 Small Cap Index.

Activity Post Quarter-End

•	Issued over $130 million of 5-year, 6.375% convertible notes in October 2018

•
Generated a pipeline of senior floating rate commercial real estate loans, with total commitments of approximately $600 million, and initial funding loan amounts of approximately $400 million, which have either closed or are expected to close later in the fourth quarter of 2018 or in the first quarter of 2019, subject to fallout.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

(4)	Excludes deferred debt issuance costs.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 6, 2018 at 10:00 a.m. EST to discuss third quarter 2018 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (833) 255-2835, (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning November 6, 2018 at 12:00 p.m. EST through November 14, 2018 at 12:00 a.m. EST. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10124590. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 590 Madison Avenue, 38th floor, New York, NY 10022, telephone (212) 364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

# # #

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2018	December 31, 2017
ASSETS	(unaudited)
Loans held-for-investment	$2,708,338	$2,304,266
Available-for-sale securities, at fair value	12,830	12,798
Held-to-maturity securities	30,526	42,169
Cash and cash equivalents	148,228	107,765
Restricted cash	5,320	2,953
Accrued interest receivable	8,188	7,105
Deferred debt issuance costs	5,400	8,872
Prepaid expenses	1,335	390
Other assets	14,771	12,812
Total Assets	$2,934,936	$2,499,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,281,255	$1,521,608
Securitized debt obligations	653,184	—
Convertible senior notes	140,124	121,314
Accrued interest payable	5,620	3,119
Unearned interest income	117	197
Dividends payable	18,276	16,454
Other liabilities	9,710	6,817
Total Liabilities	2,108,286	1,669,509
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,456,234 and 43,235,103 shares issued and outstanding, respectively	435	432
Additional paid-in capital	832,535	829,704
Accumulated other comprehensive income	32	—
Cumulative earnings	75,178	28,800
Cumulative distributions to stockholders	(82,530)	(30,315)
Total Stockholders’ Equity	825,650	828,621
Total Liabilities and Stockholders’ Equity	$2,934,936	$2,499,130

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$46,424	$29,655	$127,576	$77,213
Available-for-sale securities	294	265	851	767
Held-to-maturity securities	757	940	2,478	2,792
Cash and cash equivalents	85	4	141	10
Total interest income	47,560	30,864	131,046	80,782
Interest expense:
Repurchase agreements	14,304	12,060	45,432	22,309
Securitized debt obligations	6,693	—	10,568	—
Convertible senior notes	2,216	—	6,601	—
Revolving credit facilities	152	—	372	—
Note payable to affiliate	—	437	—	4,067
Interest expense	23,365	12,497	62,973	26,376
Net interest income	24,195	18,367	68,073	54,406
Other income:
Fee income	—	—	1,446	—
Total other income	—	—	1,446	—
Expenses:
Management fees	3,111	3,130	9,434	6,717
Servicing expenses	616	333	1,568	962
General and administrative expenses	3,904	3,388	12,141	7,561
Total expenses	7,631	6,851	23,143	15,240
Income before income taxes	16,564	11,516	46,376	39,166
Benefit from income taxes	(1)	(2)	(2)	(3)
Net income	16,565	11,518	46,378	39,169
Dividends on preferred stock	25	25	75	25
Net income attributable to common stockholders	$16,540	$11,493	$46,303	$39,144
Basic earnings per weighted average common share(1)	$0.38	$0.27	$1.07	$0.27
Diluted earnings per weighted average common share(1)	$0.37	$0.27	$1.04	$0.27
Dividends declared per common share	$0.42	$0.32	$1.20	$0.32
Weighted average number of shares of common stock outstanding:
Basic	43,456,234	43,234,254	43,426,109	43,234,252
Diluted	50,651,612	43,234,254	50,616,264	43,234,252
Comprehensive income:
Net income attributable to common stockholders	$16,540	$11,493	$46,303	$39,144
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	32	32	32	128
Other comprehensive income	32	32	32	128
Comprehensive income attributable to common stockholders	$16,572	$11,525	$46,335	$39,272
(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2018
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$16,540
Adjustments for non-core earnings:
Non-cash equity compensation	882
Core Earnings(1)	$17,422

Core Earnings per basic common share	$0.40
Basic weighted average shares outstanding	43,456,234

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.